EXHIBIT (j)(1)

                           CONSENT OF ROPES & GRAY LLP
                               CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 3 to the Registration Statement of the BB&T Variable Insurance Funds on Form N-1A under the Securities Act of 1933, as amended.


/s/ ROPES & GRAY LLP

Washington, D.C.
April 28, 2006